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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2002

HATHAWAY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Colorado	0-4041	84-0518115
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8228 Park Meadows Drive, Littleton, Colorado 80124
(Address of Principal executive offices)

Registrant's telephone number, including area code 303-799-8200

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Item 8. Change in Fiscal Year.

        On August 15, 2002, the Board of Directors of Hathaway Corporation (the "Registrant") approved the change of the Registrant's year-end from June 30 to December 31. The change will be effective December 31, 2002. The Registrant will report the six-month transition period on the Form 10-K dated December 31, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HATHAWAY CORPORATION
DATE: August 28, 2002	By:	/s/ RICHARD D. SMITH Chief Executive Officer and Chief Financial Officer

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  Item 8. Change in Fiscal Year.
SIGNATURES